MOORE STEPHENS, P. C.
                          CERTIFIED PUBLIC ACCOUNTANTS






                                 August 19, 1999







Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Terrace Food Group, Inc. (the "Registrant") (File No. 0-27132) (the copy of the facsimile received containing such statements is attached), which we understand will be filed with the Commission, pursuant to the requirements of Item 4 of Form 8-K, as part of the Registrant's Form 8-K for the month of August, 1999. We agree with the statements concerning our firm in such Form 8-K.


                                        Sincerely,


                                        /s/ MOORE STEPHENS, P. C.
                                        -------------------------
                                        MOORE STEPHENS, P. C.





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